CHRISTIANA COMPANIES, INC.

                             LETTER OF TRANSMITTAL

         Background. This letter of transmittal serves two purposes. First, it is to accompany certificates representing the Common Stock, par value $1.00 per share, of Christiana Companies, Inc. ("Christiana") when submitted in connection with the merger of Christiana Acquisition, Inc., a wholly-owned subsidiary of EVI, Inc. ("EVI") with and into Christiana. Second, this letter of transmittal is the means by which a Christiana shareholder may make an election to purchase Common Stock in C2, Inc. ("C2") as described in the C2 Prospectus, dated
----------.

         TO BE EFFECTIVE IN MAKING AN ELECTION WITH RESPECT TO THE PURCHASE OF COMMON STOCK OF C2, THIS FORM LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE INSTRUCTIONS HEREIN, TOGETHER WITH CERTIFICATES FOR THE COMMON SHARES OF CHRISTIANA COMPANIES, INC. COVERED HEREBY, MUST BE DELIVERED TO FIRSTAR TRUST COMPANY NO LATER THAN 5 P.M. CENTRAL TIME, ON _________________, 1998 AT THE APPROPRIATE ADDRESS SET FORTH BELOW.

         The  address  for  Firstar  Trust  Company  is Firstar  Trust  Company,
Attention: Corporate Trust Department (by mail: P.O. Box 2077, Milwaukee, Wisconsin 53201-2077) or if by hand 1555 North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin.

         Questions regarding the Election procedure to purchase shares of C2, Inc. may be directed to William T. Donovan, President of Christiana Companies, Inc., at telephone number (414) 291-9000.

             PLEASE READ CAREFULLY THE INSTRUCTIONS INCLUDED HEREIN

================================================================================
                      Name and Address of Registered Owner
              (Fill in exactly as name appears on Certificate(s);
                          please print clearly or type)
--------------------------------------------------------------------------------










================================================================================


TO:  FIRSTAR TRUST COMPANY

         1. Christiana Stock. In connection with the merger (the "Merger") of Christiana Acquisition, Inc., a wholly-owned subsidiary of EVI with and into Christiana, the undersigned hereby submits the certificate(s) listed below representing Common Stock, par value $1.00 per share, of Christiana ("Christiana Common Stock"):

================================================================================
                             CERTIFICATE INFORMATION
                     (Attach additional sheets if necessary)
--------------------------------------------------------------------------------
    Certificate Number                            Total Number of Shares
                                                Represented by Certificate
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Shares:
================================================================================

         2. C2 Stock. The undersigned hereby makes the following election regarding the purchase of C2 Stock:

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E                  ELECTION TO PURCHASE C2, INC. SHARES
L
E I understand (i) that I will receive approximately $3.50 for each share C of Christiana Common Stock that I own immediately prior to the Merger; T (ii) that I am entitled to purchase the same number of shares of C2, I Inc. ("C2") Common Stock at $4.00 per share; and (iii) that I may
O    purchase more shares of C2, if they are available.
N

     I HEREBY ELECT THE FOLLOWING OPTION (check one):

     [ ] I do not want to purchase any shares of C2, so please send me all the proceeds from the sale of Christiana Common Stock to which I am entitled pursuant to the Merger Agreement.

     [ ] I want to purchase as many shares of C2 as possible using only the cash
         (approximately $3.50 per share) to which I am entitled from the sale of my Christiana Common Stock pursuant to the Merger Agreement.

     [ ] I only want to purchase __________ C2 shares using a portion of the cash (approximately $3.50 per share) to which I am entitled from the sale of my Christiana Common Stock pursuant to the Merger Agreement. Please apply the appropriate amount to such purchase and send me the balance.(A)

     [ ] I only want to purchase the number of shares of C2 to which I am entitled. Accordingly, I am hereby enclosing a check for an additional $.50 per share payable to Firstar Trust Company in the following amount. Number of shares I own: _________________ times $.50 per share.(B)

     [ ] I want to purchase  the number of shares of C2 to which I am  entitled, plus an additional ____________ shares of C2 (if they are available).(C) Accordingly, I am enclosing the amount set forth below payable to Firstar Trust Company:

(1)  Number of shares I own _______________
     times $.50 per share:                             $____________________ (1)

(2)  Number of additional C2 shares I want to
     buy __________ times $4.00 per share:             $____________________ (2)

                      AMOUNT ENCLOSED (1) plus (2):    $
                                                        ====================

(A) This is the exercise of a portion of your Basic Subscription Privilege as described in the C2 Prospectus under "The Offering."
(B) This is the exercise of your entire Basic Subscription Privilege as more fully described in the C2 Prospectus under "The Offering."
(C) This is the exercise of your entire Basic Subscription Privilege plus your Additional Subscription privilege as more fully described in the C2 Prospectus under "The Offering."

--------------------------------------------------------------------------------

It is understood that such Election is subject to (i) the Instructions included herein, (ii) the C2 Prospectus, receipt of which is hereby acknowledged, and
(iii) the terms, conditions and limitations of the Agreement and Plan of Merger among EVI, Subsidiary, Christiana and C2 dated December 12, 1997 (the "Merger Agreement"), which appears in the Joint Proxy Statement/Prospectus dated ________________, 1998, relating to the Merger (the "Proxy Statement"), receipt of which is hereby acknowledged.

         3. General. The undersigned hereby represents and warrants (and if more than one, each undersigned represents and warrants jointly and severally) to Firstar Trust Company that the undersigned has full power and authority to assign and transfer the shares of Christiana Common Stock made subject to this Form Letter of Transmittal and to make the Election made herein, and that there is no lien, restriction, charge or encumbrance against the shares of Christiana Common Stock made subject hereto.

--------------------------------------    --------------------------------------
     SPECIAL ISSUANCE INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS
           (See Instruction 9)
                                          To be completed ONLY if certificates
To be completed ONLY if certificates      and any check issued in the name of
and any check are to be issued in the     the undersigned are to be sent to
name of someone other than the            someone other than the undersigned or
registered owner(s) of the Christiana     to the undersigned at an address other
Common Stock                              than that shown above.

Name _________________________________    Name _________________________________
       (Please Print or Type)                       (Please Print or Type)

Address ______________________________    Address ______________________________
              (Street)                                    (Street)

--------------------------------------    --------------------------------------
   (City)     (State)     (Zip Code)         (City)       (State)     (Zip Code)

--------------------------------------
      (Social Security Number)
--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------
        PLEASE SIGN HERE                           SIGNATURE(S) GUARANTEED,
       (See Instruction 7)                               IF REQUIRED
                                                 (See Instructions 7 and 9)

--------------------------------------    Firm _________________________________
                                                    (Please Print or Type)
--------------------------------------
      (Signature(s) of Owner(s))          ______________________________________
                                                    (Authorized Signature)

  Date _________________, 1995            Title ________________________________

    (____) _________________________      Address ______________________________
    (Area Code and Telephone Number)                        (Street)

______________________________________    ______________________________________
     Tax Identification or                (City)       (State)        (Zip Code)
     Social Security Number
--------------------------------------    --------------------------------------

--------------------------------------    --------------------------------------
               TO BE EXECUTED ONLY BY NON-UNITED STATES RESIDENTS:
                              (See Instruction 11)

            I hereby certify that the foregoing purchase of C2, Inc.
              Common Stock has been effected in accordance with the
             applicable laws of the jurisdiction in which I reside.

__________, 1998   ______________________________    ___________________________
   Dated                   Signature                     Signature for Joint
                                                         Subscriber (if any)

--------------------------------------------------------------------------------

                 See Instruction 13 for instructions concerning
                the completion of the Substitute Form W-9 below.

  Substitute
   Form W-9
                                                               Give form to the
(Rev. December              Request for Taxpayer               requester.  Do
1996)              Identification Number and Certification     NOT
                                                               send to the IRS.
Department of the Treasury
Internal Revenue Service
--------------------------------------------------------------------------------
Name (If a joint account or you changed your name, see Specific instructions on page 2.)

--------------------------------------------------------------------------------
Business name, if different from above. (See Specific Instructions on page 2.)

--------------------------------------------------------------------------------
Check appropriate box  |_| Individual/Sole proprietor  |_| Corporation
|_| Partnership  |_| Other  ________________
--------------------------------------------------------------------------------
Address (number, street, and Apt. or suite no.)     Requester's name and address
                                                      (optional)
-----------------------------------------------

City, state and ZIP code

-----------------------------------------------

Part I      Taxpayer Identification Number (TIN)     List account number(s) here
                                                        (optional)
----------------------------------------------------
                              ----------------------
Enter your TIM in the         Social security number
appropriate box.  For
individuals, this is your
social security number
(SSN).  However, if you
are a resident alien OR
a sole proprietor, see the
instructions on page 2.
                                                     ---------------------------
For other entities, it is your employer              PART II  For Payees Exempt
identification number (EIN).  If you                          From Backup
do not have a number, see How To            OR                Withholding (See
Get a TIN on page 2.                                          the instructions
                                                              on page 2.)
                              ---------------------- ---------------------------
NOTE:  If the account is in   Employer identification
more than one name, see the   number
chart on page
2 for guidelines on whose
number to enter.              ---------------------- ---------------------------

--------------------------------------------------------------------------------
Part III  Certification
--------------------------------------------------------------------------------

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions.- You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. (See the instructions on page 2.)

--------------------------------------------------------------------------------
   Sign
   Here        Signature                         Date
--------------------------------------------------------------------------------

                                  INSTRUCTIONS


         1. Time in Which to Elect. This form or a facsimile thereof should be submitted, accompanied by the certificates representing shares of Christiana Common Stock described on the front hereof, to Firstar Trust Company at the appropriate address set forth on the front hereof, no later than 5:00 P.M., Central Time, on ________________, 1998. Holders of Christiana Common Stock whose Form Letters of Transmittal and certificates are not so delivered will not be entitled to make an Election to Purchase C2 Shares, but will be entitled to receive the consideration provided for Christiana shareholders in the Merger.

         2. Change or Revocation Letter of Transmittal. Any record holder of Christiana Common Stock may change an Election by delivering a written notice accompanied by a properly completed, revised Form Letter of Transmittal to Firstar Trust Company prior to 5:00 P.M., Central Standard Time, on _________________, 1998. Similarly, an Election may be revoked by delivering a written notice to Firstar Trust Company prior to such time or by withdrawing prior to such time the certificates previously deposited with Firstar Trust Company.

         3. Nullification of Election. All Form Letters of Transmittal will be void and deemed to be of no effect if the Merger is not consummated, and certificates submitted therewith shall be returned to the persons submitting the same as promptly as practicable. The undersigned directs Firstar Trust Company to issue in exchange for the Christiana Common Stock subject hereto the certificates representing the EVI Common Stock and a check for the Cash Consideration into which such EVI Common Stock will be converted in the Merger in the name(s) of the registered owner(s) of the shares of Christiana Common Stock subject hereto, unless otherwise indicated under the "Election to Purchase C2, Inc. Shares" and/or "Special Issuance Instructions" boxes herein. The undersigned directs Firstar Trust Company, unless otherwise indicated under the "Election to Purchase C2, Inc. Shares" and/or "Special Delivery Instructions" boxes herein, to mail such certificates and check to the undersigned at the address shown above.

         4. Receipt of Checks and EVI Common Stock. As soon as possible after the date of the Merger, but no later than 30 days thereafter (the "Payment Date"), the parties to the Merger Agreement shall calculate and agree upon the Cash Consideration (anticipated to be approximately $3.50 per share of
Christiana Common Stock based upon the terms of the Merger Agreement as described more fully on the cover page of the Joint Proxy Statement/Prospectus) and the Contingent Cash Consideration (approximately $1.92 per share of
Christiana Common Stock, based upon the terms of the Merger Agreement as described more fully on the cover page of the Joint Proxy Statement/Prospectus). On the Payment Date, EVI will pay the Cash Consideration due each Christiana Shareholder to Firstar Trust Company who shall promptly distribute such cash to each Christiana Shareholder; provided, however, that if the Firstar Trust Company has authorization from the Christiana Shareholders pursuant to this Form to apply all or a portion of the Cash Consideration to the purchase of C2 stock, such cash shall be so applied. Firstar Trust Company shall, following instructions from the Christiana Shareholders, either transmit such funds to C2 to purchase C2 shares or transmit such funds to the Christiana Shareholders. The Contingent Cash Payment shall be made in about 5 years to the Shareholder at the address indicated on the first page.

         THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, PROPERLY INSURED, IS SUGGESTED.

         5. Inadequate Space. If there is insufficient space to list all certificates being submitted to Firstar Trust Company or to respond to any other information, please attach a separate sheet hereto.

         6.   Signatures.   The  signature  (or  signatures,   in  the  case  of
certificates owned by two or more joint holders) on the Form Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificates unless the shares of Christiana Common Stock described on the Form Letter of Transmittal have been assigned by the registered holder(s), in which event the Form Letter of Transmittal should be signed in exactly the same form as the name of the last transferee endorsed on the certificates or on accompanying stock powers. In addition, in the event of such assignment, the certificates must be endorsed or accompanied by appropriate stock powers, signed exactly as the name(s) of the registered owner(s) appear on the certificate and such signature(s) must be GUARANTEED as provided in Instruction 9.

         If the Form Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or in any other representative or fiduciary capacity, the person signing must give such person's full title in such capacity, and appropriate evidence of authority to act in such capacity must be forwarded with the Form Letter of Transmittal. For a corporation, appropriate evidence of authority of an officer would include a certified board resolution, a form of which is included herewith.

         If shares of Christiana Common Stock are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Form Letters of Transmittal as there are different registrations of certificates.

         7. Checks and New Certificates in Same Name. If checks or certificates representing EVI Common Stock are to be payable to the order of or registered in exactly the same name that appears on the certificates representing shares of Christiana Common Stock being submitted herewith, the shareholder will not be required to endorse the old certificates or to make payment of transfer taxes.

         8. Checks and New Certificates in Different Names. If checks or stock certificates representing EVI Common Stock are to be payable to the order of or registered in other than exactly the name that appears on the certificates submitted herewith, the certificates submitted must be endorsed, or accompanied by appropriate, signed stock powers, and the SIGNATURE GUARANTEED by a member of a national securities exchange or of the National Association of Securities Dealers, Inc. ("NASD") or by a commercial bank or trust company in the United States. Additionally, in such case all requisite stock transfer tax stamps must be affixed to the certificates submitted.

         9. Lost Certificates. If a holder is not able to locate his certificates representing shares of Christiana Common Stock, he should contact Christiana for advice on the procedure to be followed to obtain replacement certificates. Such holder should note that it may take in excess of two weeks to obtain such replacement certificates.

         10. Non-United States Residents. Non-United States residents purchasing shares of C2 must verify by proper execution of the statement made in the signature box entitled "To Be Executed Only By Non-United States Residents".

         11. Important Tax Information. Federal income tax law requires that each holder of Christiana Common Stock certify to the Exchange Agent such holder's correct Taxpayer Identification Number ("TIN") and to indicate that the holder is not subject to backup withholding. If such holder is an individual, the TIN is his or her social security number. Payments that are made to such holder with respect to such Cash Consideration are subject to backup withholding if such holder fails to make such certification on the enclosed Substitute Form W-9.

         If backup withholding applies, the Exchange Agent is required to withhold 31% on payments for Christiana Common Stock made to the holder pursuant to the Merger. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service. Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from the backup withholding and reporting requirements. In order for a holder who is a foreign individual to qualify as an exempt recipient, such holder must submit a statement on the appropriate form, signed under penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Exchange Agent.

         If the holder has not been issued a TIN or intends to apply for a TIN in the near future, the holder should write "Applied For" in the space for the TIN. If the Exchange Agent is not provided with a TIN before the effective time of the Merger, the Exchange Agent will withhold 31% on all payments for any Christiana Common Stock made to the holder pursuant to the Merger.

         12. Miscellaneous. A single check or a single stock certificate will be issued for all shares subject to each Form Letter of Transmittal unless written instructions to the contrary are attached hereto.

         All questions with respect to this Form Letter of Transmittal, these Instructions and the Election (including, without limitation, questions relating to the timeliness or effectiveness of revocation of any Election and computations as to proration) will be determined by Firstar Trust Company in accordance with the terms of the Merger Agreement and C2 Prospectus.

         Additional copies of this Form Letter of Transmittal may be obtained from Firstar Trust Company.